UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2018

Odonate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38318	82-2493065
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 510

San Diego, CA 92121

(858) 731-8180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 19, 2018, the board of directors of Odonate Therapeutics, Inc. (the “Company”) promoted John G. Lemkey, who previously served as Chief Financial Officer, to Chief Operating Officer and Michael S. Hearne, who previously served as Vice President of Finance and Accounting, to Chief Financial Officer. Effective on Mr. Hearne’s promotion, the board of directors appointed Mr. Hearne to serve as the Company’s principal financial officer and principal accounting officer. Mr. Hearne succeeds Mr. Lemkey in those roles.

Information about Mr. Lemkey, including a biographical summary, is included in the Company’s definitive proxy statement for the 2018 Annual Meeting of Stockholders on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 1, 2018.

Mr. Hearne, 56, previously served as the Company’s Vice President of Finance and Accounting from 2015 to 2018. Since 2015, Mr. Hearne has also served as Chief Financial Officer of Tang Capital Management, LLC, a life sciences-focused investment company and an affiliate of the Company. From 2014 to 2015, Mr. Hearne served as a Partner at Weaver & Tidwell, LLP. From 2008 to 2014, Mr. Hearne had his own financial consulting business. From 2000 to 2008, Mr. Hearne served as a Partner at Rothstein Kass & Company, P.C. Mr. Hearne started his public accounting career at Coopers & Lybrand in 1988. Mr. Hearne received a B.S. degree in accounting and a Masters of Accountancy, Taxation from Brigham Young University and is a Certified Public Accountant (inactive) in the state of California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odonate Therapeutics, Inc.

Date: November 26, 2018	By:	/s/ Kevin C. Tang
Kevin C. Tang
Chairman and Chief Executive Officer